Exhibit 99.1

For immediate release
Beyond Meat® Reports Second Quarter 2020 Financial Results
Net Revenues Increase to a Record $113.3 Million, up 69% Year-Over-Year

Retail Channel Net Revenues up 192% Year-Over-Year Driven by
Higher Household Penetration and Increased Average Spending per Household

EL SEGUNDO, Calif.—August 4, 2020 (GLOBE NEWSWIRE)—Beyond Meat, Inc. (NASDAQ:BYND) (“Beyond Meat” or “the Company”), a leader in plant-based meat, today reported financial results for its second quarter ended June 27, 2020.
Second Quarter 2020 Financial Highlights1
•Net revenues were $113.3 million, an increase of 69% year over year.
•Gross profit was $33.7 million, or gross margin of 29.7% of net revenues; Adjusted gross profit was $39.6 million, or Adjusted gross margin of 34.9% of net revenues, reflecting exclusion of expenses attributable to COVID-19.
•Net loss was $10.2 million, or $0.16 per common share; Adjusted net loss was $1.2 million, or $0.02 per diluted common share, reflecting exclusion of expenses attributable to COVID-19 and early debt extinguishment.
•Adjusted EBITDA was $11.7 million, or 10.3% of net revenues.

Beyond Meat President and CEO Ethan Brown commented, "I am proud of our record net revenues and growth during a very challenging period. As the toll of the COVID-19 pandemic took hold across the foodservice industry, we repurposed assets and repacked and rerouted products to meet increased consumer activity in the retail aisles. Throughout the quarter, our brand experienced an enviable combination of consumer trends – increasing household penetration; increasing buying levels per household; and strong
1 This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.

repeat purchase rates of nearly 50%2, well above the success threshold for consumer packaged goods. Further, we forged ahead with our long-term growth strategy. We invested in expanded operations and sales in the EU and Asia, in innovation, and in targeted pricing measures during this period of high beef prices. Most notable in this regard was the retail introduction of our Cookout Classic™ value pack, which significantly reduced the price of our burgers from nearly 2 times that of conventional beef patties to an approximate 20% premium, on a per pound basis. Though the Cookout Classic™ only reached stores in the last 2 weeks of the second quarter, it accounted for 16 points of the year-over-year volume growth in our U.S. retail business. We look forward to continuing to serve our consumers and customers alike as we all hope for a resolution to the COVID-19 pandemic.”

Second Quarter 2020

Net revenues increased 69% to $113.3 million in the second quarter of 2020, compared to $67.3 million in the year-ago period. Growth in net revenues was primarily due to an increase in volume sold, partially offset by lower net price per pound driven by the Company’s strategic investments in promotional activity intended to encourage greater consumer trial. Growth in volume sold was driven mainly by increased retail channel sales, resulting from distribution gains both domestically and abroad, higher sales velocities at existing retail customers, and contribution from new product introductions. During the quarter, increased retail channel sales were partially offset by a reduction in foodservice channel sales as a result of the ongoing COVID-19 pandemic.
Net revenues by channel (unaudited):

	Three Months Ended		Change
(in thousands)	June 27, 2020	June 29, 2019	Amount	%
U.S.:
Retail	$90,040	$30,531	$59,509	194.9%
Foodservice	6,486	16,504	(10,018)	(60.7)%
U.S. net revenues	96,526	47,035	49,491	105.2%
International:
Retail	9,572	3,589	5,983	166.7%
Foodservice	7,240	16,627	(9,387)	(56.5)%
International net revenues	16,812	20,216	(3,404)	(16.8)%
Net revenues	$113,338	$67,251	$46,087	68.5%

2 According to SPINS/IRI panel data for the 52-week period ended June 28, 2020.

	Six Months Ended		Change
(in thousands)	June 27, 2020	June 29, 2019	Amount	%
U.S.:
Retail	$139,963	$49,992	$89,971	180.0%
Foodservice	29,117	25,338	3,779	14.9%
U.S. net revenues	169,080	75,330	93,750	124.5%
International:
Retail	15,524	3,707	11,817	318.8%
Foodservice	25,808	28,420	(2,612)	(9.2)%
International net revenues	41,332	32,127	9,205	28.7%
Net revenues	$210,412	$107,457	$102,955	95.8%

Gross profit was $33.7 million, or gross margin of 29.7% of net revenues, in the second quarter of 2020, compared to $22.7 million, or gross margin of 33.8% of net revenues, in the year-ago period. Adjusted gross profit, which excludes $5.9 million of costs associated with product repacking activities due to COVID-19, was $39.6 million, or Adjusted gross margin of 34.9% of net revenues, in the second quarter of 2020, compared to Adjusted gross profit of $22.7 million, or Adjusted gross margin of 33.8% of net revenues, in the year-ago period. The increase in Adjusted gross profit and Adjusted gross margin was primarily due to direct materials and packaging input cost savings, direct labor efficiencies, and an increase in the volume of products sold in the second quarter of 2020 compared to the year-ago period. The $5.9 million in costs associated with product repacking activities in the second quarter of 2020 were driven by the Company’s efforts to repurpose certain foodservice inventory into retail products as a result of the sudden shift in consumer demand related to COVID-19. Following these repacking activities, the Company has rebalanced its mix of finished goods inventory between retail and foodservice products and does not anticipate a need for further repacking activity.

Loss from operations in the second quarter of 2020 was $8.2 million compared to income from operations of $2.2 million in the year-ago period. The decrease in income from operations was primarily driven by increased headcount to support the Company’s long-term growth, higher share-based compensation expense, increases in the Company’s marketing initiatives, continued investments in innovation, product donation costs related to the Company’s COVID-19 relief campaign, investments in international expansion initiatives, and higher restructuring expenses, partially offset by the increase in gross profit during the quarter.

Net loss was $10.2 million in the second quarter of 2020 compared to net loss of $9.4 million in the year-ago period. Net loss per diluted common share was $0.16 in the second quarter of 2020 compared to net loss per diluted common share of $0.24 in the year-ago-period. During the second quarter of 2020, net loss included $5.9 million of costs associated with the product repacking activities attributable to COVID-19, $1.6 million in product donation costs related to the Company’s COVID-19 relief campaign, and $1.5 million of early debt extinguishment costs associated with the Company’s refinanced credit arrangements. Excluding these costs,

Adjusted net loss was $1.2 million in the second quarter of 2020, or $0.02 per diluted common share, compared to Adjusted net income of $2.3 million, or $0.05 per diluted common share, in the year-ago period.

Adjusted EBITDA was $11.7 million, or 10.3% of net revenues, in the second quarter of 2020 compared to Adjusted EBITDA of $6.9 million, or 10.2% of net revenues, in the year-ago period.

Chief Financial Officer and Treasurer, Mark Nelson commented, “With our robust sales momentum and strong, underlying operating results during the second quarter, we feel confident about Beyond Meat’s potential to seize upon the growth opportunities ahead of us. Although COVID-19 has added complexity to managing our business, we are proud of the way our team has adapted and continues to execute against our long-term strategic plan, closely managing near-term risk while continuing to invest in Beyond Meat’s longer-term future.”

Balance Sheet and Cash Flow Highlights

The Company’s cash and cash equivalents balance was $222.3 million as of June 27, 2020 and total outstanding debt was $50.0 million. Net cash used in operating activities was $44.3 million for the six months ended June 27, 2020, compared to $22.4 million for the prior year period. Capital expenditures totaled $26.0 million for the six months ended June 27, 2020 compared to $7.5 million for the prior year period. The increase in capital expenditures was primarily driven by the Company’s continued investments in production equipment and facilities related to capacity expansion initiatives. On April 22, 2020, the Company announced that it had entered into a new $150 million five-year secured revolving credit facility, which also includes an accordion feature for up to an additional $200 million, replacing its prior credit facilities. Long-term borrowings on the Company’s new revolving credit facility were $50.0 million as of June 27, 2020, as compared to short and long-term borrowings under the Company’s prior credit facilities of $30.6 million as of December 31, 2019.

Update on COVID-19 and 2020 Outlook

Due to the COVID-19 pandemic, as previously communicated, the Company experienced a meaningful slowdown in its foodservice business as various regions around the world implemented stay-at-home orders, resulting in the closure or limited operations of many of its foodservice customers. At the same time, the Company experienced an increase in demand by its retail customers as consumers shifted towards more at-home consumption, which more than offset the decline in sales to foodservice customers. While many of the Company’s foodservice customers have reopened, most are operating under various local restrictions and continue to navigate a highly uncertain environment. Given the uncertainty regarding the ultimate duration, magnitude and effects of the COVID-19 pandemic, management remains unable to predict the continuing impact of COVID-19 on its business for the balance of the year with reasonable certainty. As such, the Company’s 2020 outlook, previously provided on February 27, 2020, remains suspended until further notice.

Conference Call and Webcast

The Company will host a conference call and webcast to discuss these results with additional comments and details today at 4:30 p.m. Eastern, 1:30 p.m. Pacific. The conference call webcast will be available live over the Internet through the “Investors” section of the Company’s website at www.beyondmeat.com. Investors interested in participating in the live call can dial 866-221-1171 from the U.S. or 270-215-9602 from international locations. A telephone replay will be available approximately two hours after the call concludes through Wednesday, August 19, 2020, by dialing 855-859-2056 from the U.S., or 404-537-3406 from international locations, and entering confirmation code 4658234.

About Beyond Meat

Beyond Meat, Inc. (NASDAQ: BYND) is one of the fastest growing food companies in the United States, offering a portfolio of revolutionary plant-based meats. Founded in 2009, Beyond Meat has a mission of building meat directly from plants, an innovation that enables consumers to experience the taste, texture and other sensory attributes of popular animal-based meat products while enjoying the nutritional and environmental benefits of eating its plant-based meat products. Beyond Meat’s brand commitment, Eat What You Love™, represents a strong belief that by eating its portfolio of plant-based meats, consumers can enjoy more, not less, of their favorite meals, and by doing so, help address concerns related to resource conservation and animal welfare. Beyond Meat’s portfolio of plant-based proteins were available at approximately 112,000 retail and foodservice outlets in 85 countries worldwide as of June 27, 2020. Visit www.BeyondMeat.com and follow @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram and Twitter.

Forward-Looking Statements

Certain statements in this release constitute “forward-looking statements" within the meaning of the federal securities laws. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions and projections regarding financial performance, prospects, future events and future results, including ongoing uncertainty related to the COVID-19 pandemic, including the duration, magnitude and effects of the pandemic and, in particular, the impact to the foodservice channel, growth trends, our international expansion plans, market share, new and existing customers and expense trends, among other matters, and involve known and unknown risks that are difficult to predict. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,”

“anticipate,” “believe,” “estimate,” “predict,” “outlook,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which or whether, such performance or results will be achieved. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, but not limited to, the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreak, such as the recent COVID-19 pandemic, including on our ability to expand in new geographic markets or the timing of such expansion efforts; estimates of our expenses, future revenues, capital requirements and our needs for additional financing; our ability to effectively manage our growth; our estimates of the size of market opportunities; our ability to effectively expand our manufacturing and production capacity; our ability to accurately forecast demand for our products and manage our inventory; our ability to successfully enter new geographic markets, manage our international expansion and comply with any applicable laws and regulations; the effects of increased competition from our market competitors and new market entrants; the success of our marketing initiatives and the ability to grow brand awareness, maintain, protect and enhance our brand, attract and retain new customers and grow our market share; our ability to attract, maintain and effectively expand our relationships with key strategic foodservice partners; our ability to attract and retain our suppliers, distributors, co-manufacturers and customers; our ability to procure sufficient high-quality raw materials to manufacture our products; the availability of pea protein that meets our standards; our ability to diversify the protein sources used for our products; the volatility associated with ingredient and packaging costs; real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; changes in the tastes and preferences of our consumers; our ability to accurately predict taste preferences and purchasing habits of consumers in new geographic markets; our ability to accurately predict consumer trends and demand and successfully introduce and commercialize new products and improve existing products; significant disruption in, or breach in security of our information technology systems and resultant interruptions in service and any related impact on our reputation; the attraction and retention of qualified employees and key personnel; the effects of natural or man-made catastrophic events particularly involving our or any of our co‑manufacturers’ manufacturing facilities or our suppliers’ facilities; the impact of marketing campaigns aimed at generating negative publicity regarding our products, brand and plant‑based industry category; the effectiveness of our internal controls; changes in laws and government regulation affecting our business, including Food and Drug Administration governmental regulation and state regulation; changes in laws, regulations or policies of governmental agencies or regulators relating to the labeling or naming of our products; the impact of adverse economic conditions; the financial condition of, and our relationships with our suppliers, co-manufacturers, distributors, retailers and foodservice customers, and their future decisions regarding their relationships with us; the ability of our suppliers and co‑manufacturers to comply with food safety, environmental or other laws and regulations; seasonality; the sufficiency of our cash and cash equivalents to meet our liquidity needs and service our indebtedness; outcomes of legal or administrative proceedings; foreign exchange fluctuations; our, our suppliers’ and our co-manufacturers’ ability to protect our proprietary technology and intellectual property adequately; and the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2020 to be filed with the SEC, as well as other factors described from time to time in the Company's filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events, changes in assumptions or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including: Adjusted gross profit, Adjusted gross margin, Adjusted net (loss) income, Adjusted net (loss) income per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues. See “Non-GAAP Financial Measures” below for additional information and reconciliations of such non-GAAP financial measures.

Availability of Information on Beyond Meat’s Website and Social Media Channels

Investors and others should note that Beyond Meat routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Beyond Meat Investor Relations website. We also intend to use certain social media channels as a means of disclosing information about us and our products to consumers, our customers, investors and the public (e.g., @BeyondMeat, #BeyondBurger and #GoBeyond on Facebook, Instagram and Twitter). The information posted on social media channels is not incorporated by reference in this press release or in any other report or document we file with the SEC. While not all of the information that the Company posts to the Beyond Meat Investor Relations website or to social media accounts is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Beyond Meat to review the information that it shares at the “Investors” link located at the bottom of the

Company’s webpage at https://investors.beyondmeat.com/investor-relations and to sign up for and regularly follow the Company’s social media accounts. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Request Email Alerts" in the "Investors" section of Beyond Meat’s website at https://investors.beyondmeat.com/investor-relations.

Contacts
Media:
Shira Zackai
917-715-8522
szackai@beyondmeat.com

Investors:
Katie Turner
646-277-1228
Katie.turner@icrinc.com

BEYOND MEAT, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net revenues	$113,338	$67,251	$210,412	$107,457
Cost of goods sold	79,687	44,510	139,070	73,945
Gross profit	33,651	22,741	71,342	33,512
Research and development expenses	6,016	4,212	12,210	8,710
Selling, general and administrative expenses	34,292	15,515	61,607	26,692
Restructuring expenses	1,509	847	3,882	1,241
Total operating expenses	41,817	20,574	77,699	36,643
(Loss) income from operations	(8,166)	2,167	(6,357)	(3,131)
Other expense, net:
Interest expense	(569)	(741)	(1,274)	(1,474)
Remeasurement of warrant liability	—	(11,744)	—	(12,503)
Other, net	(1,454)	898	(744)	1,039
Total other expense, net	(2,023)	(11,587)	(2,018)	(12,938)
Loss before taxes	(10,189)	(9,420)	(8,375)	(16,069)
Income tax expense	16	21	15	21
Net loss	$(10,205)	$(9,441)	$(8,390)	$(16,090)
Net loss per share available to common stockholders—basic and diluted	$(0.16)	$(0.24)	$(0.14)	$(0.69)
Weighted average common shares outstanding—basic and diluted	62,098,861	39,081,359	61,904,360	23,206,203

BEYOND MEAT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)
	June 27, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$222,334	$275,988
Accounts receivable	45,986	40,080
Inventory	143,033	81,596
Prepaid expenses and other current assets	17,990	5,930
Total current assets	429,343	403,594
Property, plant, and equipment, net	70,286	47,474
Operating lease right-of-use assets	23,637	—
Other non-current assets, net	4,552	855
Total assets	$527,818	$451,923
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$51,567	$26,923
Wages payable	2,024	1,768
Accrued bonus	1,416	4,129
Current portion of operating lease liabilities	1,944	—
Accrued expenses and other current liabilities	8,829	3,805
Short-term borrowings under revolving credit facility and bank term loan	—	11,000
Current portion of finance lease liabilities	72	72
Total current liabilities	65,852	47,697
Long-term liabilities:
Revolving credit facility	$50,000	$—
Operating lease liabilities, net of current portion	21,871	—
Long-term portion of bank term loan, net	—	14,637
Equipment loan, net	—	4,932
Finance lease obligations and other long-term liabilities	185	567
Total long-term liabilities	$72,056	$20,136
Commitments and Contingencies
Stockholders’ equity:
Preferred stock, par value $0.0001 per share—500,000 shares authorized, none issued and outstanding	$—	$—
Common stock, par value $0.0001 per share—500,000,000 shares authorized; 62,425,640 and 61,576,494 shares issued and outstanding at June 27, 2020 and December 31, 2019, respectively	6	6
Additional paid-in capital	540,576	526,199
Accumulated deficit	(150,505)	(142,115)
Accumulated other comprehensive loss	(167)	—
Total stockholders’ equity	$389,910	$384,090
Total liabilities and stockholders’ equity	$527,818	$451,923

BEYOND MEAT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Six Months Ended
	June 27, 2020	June 29, 2019
Cash flows from operating activities:
Net loss	$(8,390)	$(16,090)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,855	3,957
Non-cash lease expense	1,186	—
Share-based compensation expense	13,535	2,678
Loss on sale of fixed assets	183	—
Amortization of debt issuance costs	93	78
Loss on extinguishment of debt	1,538	—
Change in preferred and common stock warrant liabilities	—	12,503
Net change in operating assets and liabilities:
Accounts receivable	(5,907)	(21,762)
Inventories	(61,437)	(12,438)
Prepaid expenses and other assets	(12,192)	(2,131)
Accounts payable	21,564	9,799
Accrued expenses and other current liabilities	818	1,028
Operating lease liabilities	(1,181)	—
Long-term liabilities	—	12
Net cash used in operating activities	$(44,335)	$(22,366)
Cash flows from investing activities:
Purchases of property, plant and equipment	$(26,031)	$(7,502)
Proceeds from sale of fixed assets	—	232
Purchases of property, plant and equipment held for sale	(2,288)	(3,121)
Payment of security deposits	(9)	(487)
Net cash used in investing activities	$(28,328)	$(10,878)
Cash flows from financing activities:
Proceeds from issuance of common stock pursuant to the initial public offering, net of issuance costs	$—	$255,448
Proceeds from revolving credit facility	50,000	—
Debt issuance costs	(1,183)	—
Debt extinguishment costs	(1,200)	—
Repayment of revolving credit line	(6,000)	—
Repayment of term loan	(20,000)	—
Repayment of equipment loan	(5,000)	—
Principal payments under finance lease obligations	(34)	(21)
Proceeds from exercise of stock options	3,824	533
Payments of minimum withholding taxes on net share settlement of equity awards	(1,231)	—
Net cash provided by financing activities	$19,176	$255,960
(continued on the next page)

BEYOND MEAT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Six Months Ended
	June 27, 2020	June 29, 2019
Net (decrease) increase in cash and cash equivalents	$(53,487)	$222,716
Effect of exchange rate changes on cash	(167)	—
Cash and cash equivalents at the beginning of the period	275,988	54,271
Cash and cash equivalents at the end of the period	$222,334	$276,987

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$1,265	$1,445
Taxes	$15	$21
Non-cash investing and financing activities:
Non-cash additions to property, plant and equipment	$4,499	$1,003
Offering costs, accrued not yet paid	$—	$578
Non-cash additions to property, plant and equipment held for sale	$—	$646
Operating lease right-of-use assets obtained in exchange for lease liabilities	$12,516	$—
Reclassification of warrant liability to additional paid-in capital in connection with the initial public offering	$—	$14,421
Conversion of convertible preferred stock to common stock upon initial public offering	$—	$199,540
Note receivable from sale of assets held for sale	$5,158	$—

Non-GAAP Financial Measures

Beyond Meat uses the non-GAAP financial measures set forth below in assessing its operating performance and in its financial communications. Management believes these non-GAAP financial measures provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. In addition, management uses these non-GAAP financial measures to assess operating performance and for business planning measures. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

Adjusted gross profit and Adjusted gross margin
Adjusted gross profit is defined as net revenues less cost of goods sold adjusted to exclude, when applicable, costs attributable to COVID-19 activities which are not considered to be part of the Company’s normal business activities. Adjusted gross margin is defined as Adjusted gross profit divided by net revenues.

Adjusted gross profit and Adjusted gross margin are presented to provide additional perspective on underlying trends in the Company’s gross profit and gross margin, which we believe is useful supplemental information for investors to be able to gauge and compare the Company’s current business performance from one period to another.

Adjusted net (loss) income and Adjusted net (loss) income per diluted common share
Adjusted net (loss) income is defined as net (loss) income adjusted to exclude, when applicable, costs attributable to COVID-19 activities, as well as other special items, which are those items deemed not to be reflective of the Company’s ongoing normal business activities. Adjusted net (loss) income per diluted common share is defined as Adjusted net (loss) income divided by the number of diluted common shares outstanding.

We consider Adjusted net (loss) income and Adjusted net (loss) income per diluted common share to be indicators of operating performance because excluding special items allows for period-over-period comparisons of our ongoing operations. Adjusted net (loss) income per diluted common share is a performance measure and should not be used as a measure of liquidity.

Adjusted EBITDA and Adjusted EBITDA as a % of net revenues
Adjusted EBITDA is defined as net (loss) income adjusted to exclude, when applicable, income tax expense (benefit), interest expense, depreciation and amortization expense, restructuring expenses, share-based compensation expense, expenses attributable to COVID-19, remeasurement of our warrant liability, and Other, net, including investment income and foreign currency transaction gains and losses. Adjusted EBITDA as a % of net revenues is defined as Adjusted EBITDA divided by net revenues.

We use Adjusted EBITDA and Adjusted EBITDA as a % of net revenues because they are important measures upon which our management assesses our operating performance. We use Adjusted EBITDA and Adjusted EBITDA as a % of net revenues as key performance measures because we believe these measures facilitate internal comparisons of our historical operating performance on a more consistent basis, and we also use these measures for our business planning purposes. In addition, we believe Adjusted EBITDA and Adjusted EBITDA as a % of net revenues are widely used by investors, securities analysts, ratings agencies and other parties in evaluating companies in our industry as a measure of our operational performance.

Limitations related to the use of non-GAAP financial measures
There are a number of limitations related to the use of Adjusted gross profit, Adjusted gross margin, Adjusted net (loss) income, Adjusted net (loss) income per diluted common share, and Adjusted EBITDA rather than their most directly comparable GAAP measures. Some of these limitations are:

•Adjusted gross profit and Adjusted gross margin exclude costs associated with activities deemed to be non-recurring or not part of the Company’s normal business activities, which are subjective determinations made by management and may not actualize as expected;
•Adjusted net (loss) income and Adjusted net (loss) income per diluted common share exclude costs associated with activities deemed to be non-recurring or not part of the Company’s normal business activities, which are subjective determinations made by management and may not actualize as expected;
•Adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future increasing our cash requirements;
•Adjusted EBITDA does not reflect interest expense, or the cash required to service our debt, which reduces cash available to us;
•Adjusted EBITDA does not reflect income tax payments that reduce cash available to us;
•Adjusted EBITDA does not reflect restructuring expenses that reduce cash available to us;
•Adjusted EBITDA does not reflect expenses attributable to COVID-19 that reduce cash available to us;

•Adjusted EBITDA does not reflect share-based compensation expense and therefore does not include all of our compensation costs;
•Adjusted EBITDA does not reflect Other, net, including investment income and foreign currency transaction gains and losses, that may increase or decrease cash available to us; and
•other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

The following tables present the reconciliation of Adjusted gross profit and Adjusted gross margin to their most comparable GAAP measures, gross profit and gross margin, respectively, as reported (unaudited):

	Three Months Ended		Six Months Ended
(in thousands)	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Gross profit, as reported	$33,651	$22,741	$71,342	$33,512
Repacking costs attributable to COVID-19	5,915	—	5,915	—
Adjusted gross profit	$39,566	$22,741	$77,257	$33,512

	Three Months Ended		Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Gross margin, as reported	29.7%	33.8%	33.9%	31.2%
Repacking costs attributable to COVID-19, as a percentage of net revenues	5.2%	—%	2.8%	—%
Adjusted gross margin	34.9%	33.8%	36.7%	31.2%

The following tables present the reconciliation of Adjusted net (loss) income and Adjusted net (loss) income per diluted common share to their most comparable GAAP measures, net (loss) income and net (loss) income per common share available to common stockholders—diluted, respectively, as reported (unaudited):

	Three Months Ended		Six Months Ended
(in thousands)	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net loss, as reported	$(10,205)	$(9,441)	$(8,390)	$(16,090)
Repacking costs attributable to COVID-19	5,915	—	5,915	—
Product donations attributable to COVID-19 relief efforts	1,567	—	2,742	—
Remeasurement of warrant liability	—	11,744	—	12,503
Loss on extinguishment of debt	1,538	—	1,538	—
Adjusted net (loss) income	$(1,185)	$2,303	$1,805	$(3,587)

	Three Months Ended		Six Months Ended
(in thousands, except share and per share amounts)	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Numerator:
Net loss, as reported	$(10,205)	$(9,441)	$(8,390)	$(16,090)
Aggregate non-GAAP adjustments as listed above	9,020	11,744	10,195	12,503
Adjusted net (loss) income used in computing basic and diluted Adjusted net (loss) income per diluted common share	$(1,185)	$2,303	$1,805	$(3,587)

Denominator:
Weighted average shares used in computing Adjusted net (loss) income per share, basic	62,098,861	39,081,359	61,904,360	23,206,203
Dilutive effect of shares issuable under options and RSUs	—	5,054,823	4,093,396	—
Weighted average shares used in computing adjusted net (loss) income per share, diluted	62,098,861	44,136,182	65,997,756	23,206,203
Adjusted net (loss) income per common share, diluted	$(0.02)	$0.05	$0.03	$(0.15)

	Three Months Ended		Six Months Ended
(in thousands)	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Diluted net loss per share, as reported	$(0.16)	$(0.24)	$(0.14)	$(0.69)
Repack costs related to COVID-19	0.09	—	0.10	—
Product donations related to COVID-19 relief efforts	0.03	—	0.05	—
Remeasurement of warrant liability	—	0.29	—	0.54
Loss on extinguishment of debt	0.02	—	0.02	—
Adjusted net (loss) income per diluted share	$(0.02)	$0.05	$0.03	$(0.15)

The following table presents the reconciliation of Adjusted EBITDA to its most comparable GAAP measure, net loss, as reported (unaudited):

	Three Months Ended		Six Months Ended
(in thousands)	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net loss, as reported	$(10,205)	$(9,441)	$(8,390)	$(16,090)
Income tax expense	16	21	15	21
Interest expense	569	741	1,274	1,474
Depreciation and amortization expense	3,272	2,052	5,855	3,957
Restructuring expenses(1)	1,509	847	3,882	1,241
Share-based compensation expense	7,586	1,823	13,535	2,678
Expenses attributable to COVID-19(2)	7,482	—	8,657	—
Remeasurement of warrant liability	—	11,744	—	12,503
Other, net	1,454	(898)	744	(1,039)
Adjusted EBITDA	$11,683	$6,889	$25,572	$4,745
Net loss as a % of net revenues	(9.0)%	(14.0)%	(4.0)%	(15.0)%
Adjusted EBITDA as a % of net revenues	10.3%	10.2%	12.2%	4.4%
____________

(1)	Primarily comprised of legal and other expenses associated with the dispute with a co-manufacturer with whom an exclusive supply agreement was terminated in May 2017.
(2)
Comprised of $5.9 million in repacking costs attributable to COVID-19 and $1.6 million in product donation costs related to the Company’s COVID-19 relief campaign in the three months ended June 27, 2020, and $5.9 million in repacking costs attributable to COVID-19 and $2.8 million in product donation costs related to the Company’s COVID-19 relief campaign in the six months ended June 27, 2020. Expenses attributable to COVID-19 in the six months ended June 27, 2020 include $1.2 million in product donation costs related to the Company’s COVID-19 relief campaign in the first quarter of 2020, which were not previously included in the Company’s Adjusted EBITDA calculation as these were deemed immaterial to the Company’s first quarter 2020 financial results. Given the significant increase in COVID-19-related expenses in the second quarter of 2020, and to facilitate better comparison from period to period, management determined that it was appropriate to recast its previous first quarter 2020 Adjusted EBITDA calculation to include these costs.